CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-203854 on Form N-4 of our report dated April 8, 2024 relating to the financial statements and financial highlights of the Variable Annuity-8 Series Account of Empower Life & Annuity Insurance Company of New York appearing in the Statement of Additional Information, which is part of such registration statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in both the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 17, 2024

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-203854 on Form N-4 of our report dated April 4, 2024, relating to the statutory-basis financial statements of Empower Life & Annuity Insurance Company of New York. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 17, 2024